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                                                                   EXHIBIT 10(b)

                       Schedule of Substantially Identical
                                Documents Omitted

      Attached as Exhibit 10(b) is a copy of the Personnel Services Contract between PD Management Resources, L.P., ("PDMR") a subsidiary of the Company, and the Robert L. Parker Sr. Family Limited Partnership ("Trust"), that was executed in April 2004, but effective as of January 1, 2004, providing for the terms of certain personnel services provided to the Trust by PDMR ("Trust Services"). PDMS and Robert L. Parker Jr. also entered into a substantially identical Personnel Services Contract for the personnel services provided to Robert L. Parker Jr. by PDMR ("RLP Jr. Services").

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                                                                   EXHIBIT 10(b)

                           PERSONNEL SERVICES CONTRACT

THIS AGREEMENT, made effective January 1, 2004, is between PD MANAGEMENT RESOURCES, L. P. ("Personnel Administrator") and Robert L. Parker Sr. Family Partnership ("Company").

                                   WITNESSETH:

WHEREAS, Company has entered into an agreement with an affiliate of the Personnel Administrator to allow said affiliate to utilize certain facilities of Company in connection with business meetings and business entertainment needs of said affiliate; and

WHEREAS, Company desires to procure personnel to perform designated maintenance and related services at Company's facilities for Company and to have all payroll matters for such personnel administered by Personnel Administrator; and

WHEREAS, Personnel Administrator represents that it has adequate resources and personnel capable of performing such designated services and administering all payroll matters;

NOW THEREFORE IN CONSIDERATION of the mutual promises, conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

1.0 - SERVICES

      1.1 As designated from time to time by Company, Personnel Administrator will provide personnel as requested by Company to perform such services as designated by Company. The parties agree that the initial personnel to be provided shall be those personnel listed on the attached Exhibit "A", which shall provide the compensation and benefits to be provided such personnel and the cost to Company for the provision of such personnel.

      1.2 This Contract shall remain in force and effect until cancelled by either party by giving the other party ten (10) days notice in writing at the respective address of either party. This Contract shall control and govern all work performed by Personnel Administrator for Company, under subsequent verbal and/or written requests.

      1.3 Personnel Administrator shall not employ in any work for Company any employee whose employment violates any labor, employment or other applicable laws. Personnel Administrator shall not employ in any work for Company any employee who is a minor.
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      1.4   Personnel Administrator shall assume sole responsibility for all payroll functions related to compensation of and benefits for personnel provided to Company under this Agreement, including without limitation, proper withholding and remittance to tax authorities, proper withholding in regard to participation of personnel in medical and deferred compensation benefit plans, etc. All work or services rendered or performed by Personnel Administrator shall be done with due diligence, in a good and workmanlike manner, using skilled, competent and experienced workers and supervisors and in accordance with good personnel and payroll practices.

2.0 - PAYMENT

      2.1 Company shall pay Personnel Administrator for the services furnished by Personnel Administrator at a rate mutually agreed upon by the parties hereto. The parties agree that the attached Exhibit "B" contains the agreement of the parties with regard to the rates payable by Company for such personnel listed on said exhibit.

      2.2 Personnel Administrator shall maintain a true and correct set of records pertaining to service performed in compliance with any and all transactions related thereto, and retain all such records for a period of not less than five years after completion of services performed. Company may, at its expense, require Personnel Administrator at any time within said five year period to furnish sufficient evidence, with documentary support, to enable Company to verify the correctness and accuracy of services performed hereunder. Within the time limit herein established, Company may, following notice to Personnel Administrator, employ an independent firm of public accountants to examine payroll records, invoices, tickets and other documents exclusively related to services performed hereunder, in order to verify the accuracy and compliance with these provisions.

3.0 - INDEPENDENT CONTRACTOR RELATIONSHIP

            In the performance of any work by Personnel Administrator for Company, Personnel Administrator shall be deemed to be an independent contractor, with the authority and right to direct and control all of the details of the work, Company being interested only in the results obtained. However, all services contemplated shall meet the approval of Company and shall be subjected to the general right of inspection. Company shall have no right or authority to supervise or give instructions to the employees, agents, or representative of Personnel Administrator, but such employees, agents or representatives at all times shall be under the direct and sole supervision and control of Personnel Administrator. It is the understanding and intention of the parties hereto that no relationship of master and servant or


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            principal and agent shall exist between Company and the employees, agents, or representatives of Personnel Administrator.

4.0 - TAXES AND CLAIMS

      4.1 Personnel Administrator agrees to pay all taxes, licenses, and fees levied or assessed on Personnel Administrator in connection with or incident to the performance of this Contract by any governmental agency and unemployment compensation insurance, old age benefits, social security, or any other taxes upon the wages of Personnel Administrator, its agents, employees, and representatives.

      4.2 Personnel Administrator agrees to reimburse Company on demand for all such taxes or governmental charges, State or Federal, that Company may be required or deem it necessary to pay on account of employees of Personnel Administrator. Personnel administrator agrees to furnish Company with the information required to enable it to make the necessary reports and to pay such taxes or charges. At its election, Company is authorized to deduct all sums so paid for such taxes and governmental charges from such amounts as may be or become due to Personnel Administrator hereunder.

5.0 - LAWS, RULES AND REGULATIONS

      5.1 Company and Personnel Administrator respectively agree to comply with all laws, rules, and regulations, which are now or may become applicable to services covered by this Contract or arising out of the performance of such services. If either party is required to pay any fine or penalty resulting from the other party's failure to comply with such laws, rules, or regulations, the party failing to comply shall immediately reimburse the other for any such payment.

      5.2 In the event any provision of this Contract is inconsistent with or contrary to any applicable law, rule or regulation, said provision shall be deemed to be modified to the extent required to comply with said law, rule, or regulation, and this Contract as so modified, shall remain in full force and effect.

      5.3 The validity, interpretation and construction of this Agreement and any work order incorporating this Agreement shall be governed by Texas law.


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6.0 - ASSIGNMENTS

            Personnel Administrator may assign or delegate this Agreement or any of the services required hereunder, without the prior written consent of Company.

      IN WITNESS WHEREOF, the parties hereto have executed this contract upon the date above shown in several counterparts, each of which shall be considered as an original.

                                        ROBERT L. PARKER SR.
                                        FAMILY PARTNERSHIP

                                        By: /s/ Robert L. Parker
                                            ------------------------------------
                                        Name:   Robert L. Parker



                                        PERSONNEL ADMINISTRATOR

                                        By: Parker Drilling Management Services,
                                            Inc.

                                        By: /s/ David W. Tucker
                                            ------------------------------------
                                        Name:   David W. Tucker
                                        Title:  President